UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2013

___________________________

ATLANTIC TELE-NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

600 Cummings Center
Beverly, MA 01915
(Address of principal executive offices and zip code)

(978) 619-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On January 21, 2013, Atlantic Tele-Network, Inc. (the “Company”), a Delaware corporation, together with its wholly owned subsidiary Allied Wireless Communications Corporation (“Allied”), a Delaware corporation,  entered into a Purchase Agreement (the “Purchase Agreement”) with AT&T Mobility LLC (“AT&T”), a Delaware limited liability company, to sell the domestic retail wireless business operated under the Alltel name by Allied in certain primarily rural markets in Georgia, North Carolina, South Carolina, Illinois, Ohio and Idaho.  The Company filed a Current Report on Form 8-K on January 22, 2013, with its press release announcing the transaction, which is incorporated herein by reference.

Pursuant to the terms of the Purchase Agreement, the Company and Allied will cause certain licenses, network assets, tower and other leases and other assets (but excluding the Alltel name and certain other assets) and certain related liabilities to be contributed to a newly formed, wholly-owned subsidiary limited liability company, whose membership interests will be acquired by AT&T for a purchase price of $780 million, subject to certain customary working capital adjustments (the “Transaction”).  Up to $108 million of the purchase price will be placed initially into an escrow account to be available to fund indemnification claims, a significant portion of which will be released within 18 months of closing unless claims have been made for such amounts.

The parties have made customary representations and warranties in the Purchase Agreement relating to themselves and the Transaction, which will generally survive the closing of the Transaction for a period of 18 months.

The Purchase Agreement also contains customary covenants and agreements, including (i) the Company and Allied agreeing to conduct the business to be acquired in the ordinary course consistent with past practice prior to the consummation of the Transaction,  (ii) each of the parties agreeing to use reasonable best efforts to obtain all necessary governmental and regulatory approvals and otherwise to cause the Transaction to be consummated and (iii) the Company and Allied agreeing not to initiate, solicit or knowingly encourage inquiries, proposals or offers relating to alternate transactions or to engage in any discussions or negotiations with respect thereto.  In addition, the Purchase Agreement provides that the parties will indemnify each other for breaches of these representations and warranties, subject to certain customary caps and deductibles, and for breaches of covenants and certain other matters.  The Transaction is not subject to stockholder approval of either AT&T or the Company.

Consummation of the Transaction is subject to the satisfaction of certain conditions, including, among others, (i) the expiration or termination of the applicable waiting period  under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, (ii) the receipt of all required consents of the Federal Communications Commission to the transfer, assignment or change in control of certain licenses pursuant to the Transaction,  and the receipt of certain other regulatory consents and approvals, subject to customary materiality limits, (iii) the absence of any law,  injunction or final judgment prohibiting the consummation of the Transaction, (iv) the accuracy of the parties’ representation and warranties, subject to customary materiality limits, (v) the performance by each of the parties of its covenants under the Purchase Agreement in all material respects and (vi) the absence of a Material Adverse Effect (as defined in the Purchase Agreement) on the acquired business, taken as a whole.

The Purchase Agreement also contains certain termination rights, including that (a) the parties may terminate the Purchase Agreement by mutual consent and (b) either party may terminate the Purchase Agreement (i) if there is an injunction or final judgment prohibiting the consummation of the Transaction, (ii) if the closing has not occurred within 18 months from the date of the agreement or (iii) if the other party breaches the Purchase Agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

The Purchase Agreement has been summarized to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or the Allied business or to modify or supplement any factual disclosures about the Company in the Company’s public reports filed with the U.S. Securities and Exchange Commission. The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to qualifications and limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Com0pany or its subsidiaries or the Allied business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Purchase Agreement, dated January 21, 2013, by and among AT&T Mobility LLC, Atlantic Tele-Network, Inc. and Allied Wireless Communications Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: January 23, 2013

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Purchase Agreement, dated January 21, 2013, by and among AT&T Mobility LLC, Atlantic Tele-Network, Inc. and Allied Wireless Communications Corporation

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